                                                                    EXHIBIT 2(A)



                          AGREEMENT AND PLAN OF MERGER

                                       OF

                               SECURITYBANK TEXAS

                                      AND

                            SOUTHTRUST BANK OF TEXAS

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                      AND

                          SOUTHTRUST OF ALABAMA, INC.

                               TABLE OF CONTENTS

         LIST OF DISCLOSURE SCHEDULES............................................................................vi
         LIST OF EXHIBITS.......................................................................................vii

ARTICLE I

         THE MERGER

         Section 1.1       Consummation of Merger; Closing Date...................................................3
         Section 1.2       Effect of Merger.......................................................................3
         Section 1.3       Further Assurances.....................................................................4
         Section 1.4       Directors and Officers.................................................................4
         Section 1.5       Voting Agreement and Irrevocable Proxy.................................................4
         Section 1.6       Employment Agreement...................................................................4

ARTICLE II

         CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1       Manner of Conversion of the Bank Shares................................................4
         Section 2.2       Fractional Shares......................................................................6
         Section 2.3       Effectuating Conversion................................................................6
         Section 2.4       Laws of Escheat........................................................................8

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE BANK

         Section 3.1       Corporate Organization.................................................................8
         Section 3.2       Capitalization.........................................................................9
         Section 3.3       Financial Statements; Filings..........................................................9
         Section 3.4       Loan Portfolio; Reserves..............................................................10
         Section 3.5       Certain Loans and Related Matters.....................................................11
         Section 3.6       Authority; No Violation...............................................................11
         Section 3.7       Consents and Approvals................................................................12
         Section 3.8       Broker's Fees.........................................................................12
         Section 3.9       Absence of Certain Changes or Events..................................................12
         Section 3.10      Legal Proceedings; Etc................................................................12
         Section 3.11      Taxes and Tax Returns.................................................................13
         Section 3.12      Employee Benefit Plans................................................................14
         Section 3.13      Title and Related Matters.............................................................15
         Section 3.14      Real Estate...........................................................................15
         Section 3.15      Environmental Matters.................................................................16

         Section 3.16      Commitments and Contracts.............................................................17
         Section 3.17      Accounting, Tax and Regulatory Matters................................................17
         Section 3.18      Registration Obligations..............................................................18
         Section 3.19      State Takeover Laws...................................................................18
         Section 3.20      Insurance.............................................................................18
         Section 3.21      Labor.................................................................................18
         Section 3.22      Compliance with Laws..................................................................18
         Section 3.23      Transactions with Management..........................................................19
         Section 3.24      Derivative Contracts..................................................................19
         Section 3.25      Deposits..............................................................................19
         Section 3.26      Accounting Controls...................................................................19
         Section 3.27      Deposit Insurance.....................................................................19
         Section 3.28      Information Statement and Regulatory Filings..........................................19
         Section 3.29      Untrue Statements and Omissions.......................................................20

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES
         OF SOUTHTRUST AND ST-BANK

         Section 4.1       Organization and Related Matters of SouthTrust........................................20
         Section 4.2       Organization and Related Matters of ST-Bank...........................................21
         Section 4.3       Capitalization........................................................................21
         Section 4.4       Authorization.........................................................................21
         Section 4.5       Financial Statements..................................................................22
         Section 4.6       Absence of Certain Changes or Events..................................................22
         Section 4.7       Legal Proceedings, Etc................................................................22
         Section 4.8       Insurance.............................................................................23
         Section 4.9       Consents and Approvals................................................................23
         Section 4.10      Accounting, Tax, Regulatory Matters...................................................23
         Section 4.11      Information Statement and Regulatory Filings..........................................23
         Section 4.12      No Broker's or Finder's Fees..........................................................23
         Section 4.13      SEC Filings...........................................................................23
         Section 4.14      Compliance with Laws..................................................................24
         Section 4.15      Untrue Statements and Omissions.......................................................24

ARTICLE V

         COVENANTS AND AGREEMENTS

         Section 5.1       Conduct of the Business of the Bank...................................................24
         Section 5.2       Current Information...................................................................26
         Section 5.3       Access to Properties; Personnel and Records...........................................27
         Section 5.4       Approval of the Bank Shareholders.....................................................28
         Section 5.5       No Other Bids.........................................................................28

         Section 5.6       Affiliates............................................................................28
         Section 5.7       Maintenance of Properties.............................................................28
         Section 5.8       Environmental Audits..................................................................29
         Section 5.9       Title Insurance.......................................................................29
         Section 5.10      Surveys...............................................................................29
         Section 5.11      Consent to Assign and Use Leased Premises.............................................29
         Section 5.12      Conforming Accounting and Reserve Policies and Accruals...............................29
         Section 5.13      Publicity.............................................................................29
         Section 5.14      Compliance Matters....................................................................30
         Section 5.15      Exemption Under Anti-Takeover Statutes................................................30
         Section 5.16      Bonuses...............................................................................30

ARTICLE VI

         ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1       Best Efforts; Cooperation.............................................................31
         Section 6.2       Regulatory Matters....................................................................31
         Section 6.3       Other Matters.........................................................................31
         Section 6.4       Indemnification.......................................................................32
         Section 6.5       Current Information...................................................................34
         Section 6.6       Registration Statements...............................................................34
         Section 6.7       Reservation of Shares.................................................................34
         Section 6.8       Consideration.........................................................................34

ARTICLE VII

         MUTUAL CONDITIONS TO CLOSING

         Section 7.1       Shareholder Approval..................................................................35
         Section 7.2       Regulatory Approvals..................................................................35
         Section 7.3       Litigation............................................................................35
         Section 7.4       Registration Statement................................................................35

ARTICLE VIII

         CONDITIONS TO THE OBLIGATIONS OF
         SOUTHTRUST, ST-SUB AND ST-BANK

         Section 8.1       Representations and Warranties........................................................35
         Section 8.2       Performance of Obligations............................................................36
         Section 8.3       Certificate Representing Satisfaction of Conditions...................................36
         Section 8.4       Certified Resolutions.................................................................36
         Section 8.5       Absence of Adverse Facts..............................................................36
         Section 8.6       Opinion of Counsel....................................................................36

         Section 8.7       Consents Under Agreements.............................................................36
         Section 8.8       Consents Relating to Leased Real Property.............................................36
         Section 8.9       Material Condition....................................................................36
         Section 8.10      Dissenters............................................................................37
         Section 8.11      Increase in Borrowing.................................................................37
         Section 8.12      Pooling...............................................................................37

ARTICLE IX

         CONDITIONS TO OBLIGATIONS OF THE BANK

         Section 9.1       Representations and Warranties........................................................37
         Section 9.2       Performance of Obligations............................................................37
         Section 9.3       Certificate Representing Satisfaction of Conditions...................................37
         Section 9.5       Absence of Adverse Facts..............................................................38
         Section 9.6       Consents Under Agreements.............................................................38
         Section 9.7       Opinion of Counsel....................................................................38
         Section 9.8       SouthTrust Shares.....................................................................38
         Section 9.9       Tax Opinion...........................................................................38

ARTICLE X

         TERMINATION, WAIVER AND AMENDMENT

         Section 10.1      Termination...........................................................................38
         Section 10.2      Effect of Termination.................................................................39
         Section 10.3      Amendments............................................................................39
         Section 10.4      Waivers...............................................................................39
         Section 10.5      Non-Survival of Representations and Warranties........................................40

ARTICLE XI

         MISCELLANEOUS

         Section 11.1      Entire Agreement......................................................................40
         Section 11.2      Definitions...........................................................................40
         Section 11.3      Notices...............................................................................41
         Section 11.4      Severability..........................................................................42
         Section 11.5      Costs and Expenses....................................................................42
         Section 11.6      Captions..............................................................................43
         Section 11.7      Counterparts..........................................................................43
         Section 11.8      Governing Law.........................................................................43
         Section 11.9      Persons Bound; No Assignment..........................................................43
         Section 11.10     Exhibits and Schedules................................................................43
         Section 11.11     Waiver................................................................................43

         Section 11.12  Construction of Terms.................................................................43
         Section 11.13  Arbitration...........................................................................44

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                               SECURITYBANK TEXAS
                                      AND
                            SOUTHTRUST BANK OF TEXAS


                          LIST OF DISCLOSURE SCHEDULES

Disclosure Schedule 1.5:                    Shareholders of the Bank
Disclosure Schedule 3.4:                    Loan Portfolio; Reserves
Disclosure Schedule 3.5:                    Certain Loans and Related Matters
Disclosure Schedule 3.7:                    Consents and Approvals
Disclosure Schedule 3.10:                   Legal Proceedings
Disclosure Schedule 3.11:                   Taxes and Tax Returns
Disclosure Schedule 3.12(a):                Employee Benefit Plans
Disclosure Schedule 3.13(a):                Title to Assets and Properties
Disclosure Schedule 3.13(b):                Title to Leases
Disclosure Schedule 3.14(a):                Real Estate
Disclosure Schedule 3.14(b):                Leases and Subleases
Disclosure Schedule 3.14(c):                Consents to Assign Leases and Subleases
Disclosure Schedule 3.16(a):                Commitments and Contracts
Disclosure Schedule 3.16(b):                Events of Default
Disclosure Schedule 3.16(c):                Deadlines for Extensions or Terminations of Material
                                            Contracts of the Bank
Disclosure Schedule 3.20:                   Insurance Policies
Disclosure Schedule 3.22:                   Compliance with Laws
Disclosure Schedule 3.23:                   Transactions with Management
Disclosure Schedule 3.24:                   Derivative Contracts
Disclosure Schedule 3.25:                   Deposits
Disclosure Schedule 4.4:                    Authorization
Disclosure Schedule 4.7:                    Legal Proceedings
Disclosure Schedule 4.9:                    Consents and Approvals
Disclosure Schedule 4.14:                   Compliance with Laws
Disclosure Schedule 5.1(b)(iv):             Permitted Capital Expenditures
Disclosure Schedule 5.1(b)(v):              Permitted Disposals of Property Interests
Disclosure Schedule 5.1(b)(vi):             Permitted Bonuses

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                               SECURITYBANK TEXAS
                                      AND
                            SOUTHTRUST BANK OF TEXAS


                                LIST OF EXHIBITS

Exhibit 1.5:               Voting Agreement and Irrevocable Proxy
Exhibit 5.6:               Form of Affiliate Letter
Exhibit 8.6:               Matters as to which Jenkens & Gilchrist, P.C., Counsel to the
                           Bank, will opine
Exhibit 9.7:               Matters as to which Bradley Arant Rose & White LLP, Counsel to
                           SouthTrust, ST-Sub and ST-Bank, will opine

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                               SECURITYBANK TEXAS
                                      AND
                            SOUTHTRUST BANK OF TEXAS
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION
                                      AND
                          SOUTHTRUST OF ALABAMA, INC.



                  This AGREEMENT AND PLAN OF MERGER, dated as of the ___________ day of _____________ , 1998 (this "Agreement"), by and between Security Bank Texas, a Texas banking corporation (the "Bank"), and SouthTrust Bank of Texas, a Texas banking corporation ("ST-Bank") which itself is a wholly-owned subsidiary of SouthTrust of Alabama, Inc., an Alabama corporation and wholly-owned subsidiary of SouthTrust (as defined herein) ("ST-Sub"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust") and ST-Sub.


                                   RECITALS:


                  WHEREAS, ST-Sub wishes to acquire the assets and business of the Bank in exchange for shares of common stock of SouthTrust, in a transaction that qualifies as a reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

                  WHEREAS, ST-Sub desires to effect such acquisition through its wholly-owned subsidiary, ST-Bank, by causing the Bank to be merged with and into ST-Bank;

                  WHEREAS, ST-Sub has directed, adopted and approved the acquisition of the assets and business of the Bank through the wholly-owned subsidiary of ST-Sub, ST-Bank;

                  WHEREAS, the respective Boards of Directors of ST-Bank and the Bank deem it in the best interests of ST-Bank and the Bank, respectively, and of their respective shareholders, that the Bank be merged with and into ST-Bank pursuant to this Agreement (the "Merger");

                  WHEREAS, the Boards of Directors of ST-Bank and the Bank have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with applicable law;

                  WHEREAS, SouthTrust owns all the issued and outstanding capital stock of ST-Sub and ST-Sub owns all the issued and outstanding capital stock of ST-Bank;

                  WHEREAS, SouthTrust, the ultimate parent company of ST-Bank, will deliver, or cause to be delivered, to the shareholders of the Bank the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                  WHEREAS, SouthTrust, on behalf of and as the sole shareholder of St-Sub, will cause ST-Sub to perform its obligations provided for hereunder and otherwise take or cause to be taken the various other actions provided for herein to facilitate the administration of the transactions provided for herein in accordance with the terms and provisions hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Bank will be merged with ST-Bank and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of the Bank into shares of common stock of SouthTrust, shall be as hereinafter set forth.

                                   ARTICLE I

                                   THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to
Section 32.301 of the Finance Code of the State of Texas and ST-Bank shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Merger is deemed effective by the Department of Banking of the State of Texas (the "Department") (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Bank, the Effective Time of the Merger shall occur on the first business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined in Section
11.2 of this Agreement) of any Regulatory Authority (as defined in Section 11.2 of this Agreement) having authority over the transactions contemplated under the Merger Agreement and (ii) the date on which the shareholders of the Bank, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement.

                  (a) The closing of the Merger (the "Closing") shall take place at the principal offices of the Bank at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, the Bank shall be merged with and into ST-Bank and the separate existence of the Bank shall cease. The Articles of Incorporation and Bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Texas and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of ST-Bank and the Bank last in office shall execute and deliver or cause to be executed and delivered in the name of ST-Bank or the Bank, as applicable, such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ST-Bank and the Bank.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation and the officers of the Surviving Corporation shall be those persons in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

         Section 1.5 Voting Agreement and Irrevocable Proxy. As a condition to the execution of this Agreement, the shareholders of the Bank listed on DISCLOSURE SCHEDULE 1.5 are executing and delivering to SouthTrust a Voting Agreement and Irrevocable Proxy in the form annexed hereto as EXHIBIT 1.5.

         Section 1.6 Employment Agreement. Morrie B. Minshew shall have signed, as of the date of this Agreement, an Employment Agreement in a form satisfactory to Morrie B. Minshew and SouthTrust, which Employment Agreement shall be effective as of the Effective Time of the Merger.


                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of the Bank Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, ST-Bank or the Bank or any of their shareholders, the shares of the constituent corporations shall be converted as set forth below:

         (a) Each share of common stock of the Bank (the "Bank Shares") and each share of common stock of ST-Bank (the "ST-Bank Shares") held by the Bank, SouthTrust or ST-Sub (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 of this Agreement and except with regard to Dissenting Shares (as defined in Section 2.1(d) of this Agreement) and the Bank Shares excluded in (a) above, each Bank Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive the quotient of (i) the Merger Consideration (as defined below) divided by (ii) the number of Bank Shares outstanding immediately prior to the Effective Time of the Merger (hereinafter referred to as the "Conversion Ratio").

                  For purposes of this Agreement, the term "Merger Consideration" shall mean the number of shares of common stock of SouthTrust (and the rights associated therewith pursuant to a Rights Agreement, dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares") equal to the quotient of (i) $30,000,000 divided by (ii) the Average Closing Price; provided that (A) if the quotient is less than 695,675, the Merger Consideration shall be 695,675 SouthTrust Shares, and (B) if the quotient is more than 785,675, then SouthTrust may, at its written election, refuse to increase the Merger Consideration to more than 785,675 SouthTrust Shares, provided that the Bank may elect to terminate this Agreement within three (3) business days after such written election.

                  For purposes of this Agreement, the term "Average Closing Price" shall mean the average of the daily last sales prices of SouthTrust Shares reported on the NasDaq- National Market System ("NASDAQ/NMS") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by SouthTrust) for the twenty (20) consecutive full trading days in which such shares are traded on the NASDAQ/NMS ending at the close of trading on the tenth (10th) business day prior to the Effective Time of the Merger.

                  Further, if the Effective Time of the Merger does not occur on or before the record date for the payment of the regular quarterly dividend on the SouthTrust Shares declared during the fourth quarter of fiscal year 1998, then, notwithstanding the foregoing, the number of SouthTrust Shares included in the Merger Consideration shall be increased by adding thereto the quotient of (A) the amount of such quarterly dividend divided by (B) the Average Closing Price.

         (c) Subject to the terms and upon the conditions of this Agreement, including, without limitation, Section 2.2 of this Agreement and the ST-Bank Shares excluded in (a) above, each ST-Bank Share outstanding immediately prior to the Effective Time of the Merger shall be converted into one fully paid and non-assessable share of Common Stock of the Surviving Corporation and shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         (d) Each outstanding Bank Share, the holder of which has demanded and perfected such holder's demand for payment of the fair value of such share in accordance with Section 5.12 of the Texas Business Corporation Act (the "Dissent Provisions"), and has not effectively withdrawn or lost such holder's right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. The Bank shall give SouthTrust prompt notice upon receipt by the Bank of any written objection to the Merger and any written demand for payment of the fair value of any Bank Shares and of withdrawals of such demands, and any other instrument provided to the Bank pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Bank Share held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation, as escrow agent (the "Escrow Agent"), on behalf of the Bank, as the case may be, out of funds provided to the Escrow Agent by the Bank, as the case may be, in accordance with the provisions of Section 2.1(e) and the Dissent Provisions and all of the Bank Shares held by such Dissenting Shareholder shall be canceled. Neither the Bank nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, the Bank Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         (e) With respect to each Dissenting Shareholder, on or immediately prior to the Effective Time of the Merger, the Bank shall deposit with the Escrow Agent an amount in cash equal to 150% of the consideration (with the SouthTrust Shares being valued in the manner set forth in Section 2.3) such Dissenting Shareholder would have received in the Merger, but for the exercise of the Dissent Provisions (the "Dissent Escrow"). The Escrow Agent shall disburse the Dissent Escrow to such Dissenting Shareholders in accordance with the Dissent Provisions. Any and all funds remaining in the Dissent Escrow after such disbursement shall be remitted to the Surviving Corporation.

         Section 2.2 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Bank Shares converted pursuant to the Merger, and each holder of Bank Options assumed by SouthTrust pursuant to this Agreement, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger, shall be the last sale price of such SouthTrust Shares, as reported by NASDAQ/NMS on the last business day preceding the Effective Time of the Merger or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Exchange Act, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.3 Effectuating Conversion. (a) SouthTrust shall designate such institution as it may select, including SouthTrust or one of its affiliates, to serve as the exchange agent (the "Exchange Agent") pursuant to this Agreement. The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for the Bank Shares, along with an appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable, but not later than thirty (30) days, after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of the Bank Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing the Bank Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing the Bank Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Bank Shares to transfer good and marketable title to such Bank Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Bank Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(d) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as practicable.

                  (b) At the Effective Time of the Merger, the stock transfer books of the Bank shall be closed as to holders of Bank Shares immediately prior to the Effective Time of the Merger and no transfer of Bank Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing the Bank Shares shall, without any action on the part of any holder thereof, no longer represent the Bank Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Bank Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of record as of the Effective Time of the Merger of Bank Shares is unable to deliver the certificate which represents such holder's Bank Shares, SouthTrust, in the absence of actual notice that any Bank Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) an affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) such security or indemnity, including a bond, as may be requested by SouthTrust or SouthTrust's transfer agent, to indemnify and hold SouthTrust (and/or such transfer agent) harmless; and

                  (iii) evidence to the satisfaction of SouthTrust that such holder is the owner of the Bank Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing the Bank Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                  (e) No holder of Bank Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. After the Effective Time of the Merger, and until properly surrendered and exchanged pursuant to this Agreement, each outstanding certificate representing

Bank Shares, subject to this Section 2.4(e) shall be deemed to represent and evidence for all corporate purposes only the right to receive the consideration into which such Bank Shares were converted as of the Effective Time of the Merger. Accordingly, among other matters, neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid, and SouthTrust shall not be obligated to pay, to the holder of any unsurrendered certificate or certificates representing the Bank Shares until such holder shall surrender the certificate or certificates representing the Bank Shares as provided for by this Agreement, and until such holder becomes the record holder of the SouthTrust Shares issuable in the Merger, such holder shall not be entitled to vote such SouthTrust Shares in respect of any matter coming before the stockholders of SouthTrust. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares in accordance with the foregoing.

         Section 2.4 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Bank Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Bank, SouthTrust, ST-Sub, ST-Bank, the Exchange Agent, nor any other person acting on their behalf shall be liable to a holder of Bank Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BANK


         The Bank hereby represents and warrants to SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Bank is duly licensed or qualified to do business in each state or other jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 11.2 of this Agreement) on the Bank. True and correct copies of the Articles of Incorporation and the Bylaws of the Bank, as amended to the date hereof, have been delivered to SouthTrust.

                  (b) The Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except for authorizations, permits and licenses, the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on the Bank.

                  (c) The Bank does not own any capital stock of any subsidiary, or have any interest in any partnership or joint venture; for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                  (d) The minute books of the Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its respective shareholders and Board of Directors (including all committees thereof).

         Section 3.2 Capitalization. (a) The authorized capital stock of the Bank consists of 330,000 shares of common stock, par value $4.00 (hereinbefore and hereinafter referred to as the "Bank Shares"), 305,000 shares of which as of the date hereof are issued and outstanding. All of the issued and outstanding Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of the Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of the Bank.

         Section 3.3 Financial Statements; Filings. (a) The Bank has previously delivered to SouthTrust copies of the financial statements of the Bank as of and for each of the three (3) fiscal years of the Bank ended immediately prior to the date of this Agreement and the financial statements of the Bank as of and for each of the fiscal periods of the Bank ended after the close of the most recently completed fiscal year of the Bank and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent fiscal period or year of the Bank, the financial statements of the Bank as of and for such subsequent fiscal period or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Bank").

                  (b) The Bank has previously delivered to SouthTrust copies of the Call Reports of the Bank as of and for each of the three (3) fiscal years of the Bank ended immediately prior to the date of this Agreement and the Call Reports of the Bank as of and for each of the fiscal periods of the Bank ended after the close of the most recently completed fiscal year of the Bank and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent fiscal period or year of the Bank, the Call Reports of the Bank as of and for each such subsequent period or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Bank").

                  (c) Each of the Financial Statements of the Bank, and each of the Call Reports of the Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Bank as of the respective dates thereof and fairly present or will fairly present the results of operations of the Bank for the respective periods therein set forth.

                  (d) To the extent not prohibited by law, the Bank has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Bank with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. At the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Since December 31, 1997, the Bank has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Bank, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of the Bank as of and for the aforementioned date or reflected in the notes thereto, or (ii) which were incurred after such date in the ordinary course of business, consistent with past practices. Since December 31, 1997, the Bank has not incurred or paid any obligation or liability which would have a Material Adverse Effect on the Bank, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4 Loan Portfolio; Reserves. Except as set forth in DISCLOSURE SCHEDULE 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 and each of the fiscal periods of the Bank ended after December 31, 1997 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 and each of the fiscal periods of the Bank ended after December 31, 1997 were, and the allowance for possible loan losses to be shown on the Financial Statements of the Bank, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 and each of the periods of the Bank ended after December 31, 1997 were, and the OREO Reserve to be shown on the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of the Bank as of the dates thereof; (iv) the reserve for losses in respect of litigation ("Litigation Reserve") shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 and each of the fiscal periods of the Bank ended after December 31, 1997 were, and the Litigation Reserve to be shown on the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to the Bank as of the dates thereof; and (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(c) and applicable regulatory requirements and guidelines.

         Section 3.5 Certain Loans and Related Matters. Except as set forth in DISCLOSURE SCHEDULE 3.5, the Bank is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 for each such instrument, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, to the knowledge of the Bank, in the exercise of reasonable diligence by the Bank or any Regulatory Authority, should have been classified as "substandard", "doubtful", "loss", "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; or (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Bank or any ten percent (10%) shareholder of the Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

         Section 3.6 Authority; No Violation. (a) The Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Bank and to the receipt of the Consents of the Regulatory Authorities and other Consents referred to in
Section 3.7 of this Agreement, to consummate the transactions contemplated hereby. The Board of Directors of the Bank has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to the Bank's shareholders for approval including, if required, at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other proceedings, corporate or otherwise, nor any other actions on the part of the Bank are necessary to consummate the transactions contemplated by this Agreement. This Agreement, when duly and validly executed by the Bank and delivered by the Bank, will constitute a valid and binding obligation of the Bank, and will be enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Neither the execution and delivery of this Agreement by the Bank nor the consummation by the Bank of the transactions contemplated hereby, nor compliance by the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Bank, (ii) assuming that all necessary Consents, including, but not limited to, those of the Regulatory Authorities and all other approvals referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the material properties or assets of the Bank or under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other material instrument or obligation to which the Bank is a party, or by which the Bank or any of its material properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Bank; (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by sole shareholder of ST-Bank; (iv) the filing of Articles of Merger with the Department; and (v) as set forth in DISCLOSURE
SCHEDULE 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Bank of this Agreement and the consummation by the Bank of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Neither the Bank nor any of its respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Since December 31, 1997, (i) there has not been, and except as otherwise provided in Section 5.1(b) of this Agreement during the period from the date of this Agreement to the Closing Date, there will not be, any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Bank Shares or (ii) there has not been any Material Adverse Effect on the Bank and, to the knowledge of the Bank, no fact or condition exists as of the date hereof which might reasonably be expected to cause such a Material Adverse Effect on the Bank in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in DISCLOSURE SCHEDULE 3.10, the Bank is not a party to any, and there are no pending or, to the knowledge of the Bank, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Bank as of the date hereof, (i) there is no proceeding, claim, action or governmental investigation against the Bank; and (ii) no judgment, decree, injunction, rule or order of any court governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Bank which has or might reasonably be expected to have a Material Adverse Effect on the Bank. The Bank is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Bank and the Bank has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) The Bank has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of the Bank for the years 1994, 1995 and 1996 and all schedules and exhibits thereto, and will provide SouthTrust with a copy of all federal, state and local income tax returns for the year 1997 and all schedules and exhibits thereto, when such returns are filed, and, such returns have not been examined or subjected to an audit by the Internal Revenue Service or any other taxing authorities. Except as in set forth in DISCLOSURE SCHEDULE 3.11(A), the Bank has duly filed in correct form all federal, state and local information returns and tax returns required to be filed by the Bank on or prior to the date hereof, and the Bank has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by the Bank to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Bank), other than taxes and other governmental charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of the Bank and the Call Reports of the Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles consistent with past practices. The Bank is not responsible for the taxes or other governmental charges of any other person other than the Bank under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                  (b) Except as disclosed in DISCLOSURE SCHEDULE 3.11(B), the Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local tax due that is currently in effect, and deferred taxes of the Bank have been adequately provided for in the Financial Statements of the Bank.

                  (c) Except as disclosed in DISCLOSURE SCHEDULE 3.11(C), the Bank has not made any payment, is not obligated to make any payment and is not a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280(G) or 162(m) of the Code.

                  (d) Except as disclosed in DISCLOSURE SCHEDULE 3.11(D), there has not been an ownership change, as defined in Section 382(G) of the Code, of the Bank that occurred during or after any taxable period in which the Bank incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Bank immediately preceding the date of this Agreement.

                  (e) (i) To the knowledge of the Bank, proper and accurate amounts have been withheld by the Bank from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Bank for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or other governmental charges due to any federal, state or local tax authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Bank in the Financial Statements of the Bank.

         Section 3.12 Employee Benefit Plans. (a) The Bank does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other benefit plan or arrangement except as described in DISCLOSURE SCHEDULE 3.12(A).

                  (b) The Bank (or any pension plan maintained by it) has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to
Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                  (c) The Bank has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, and has not agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                  (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Bank comply, in all material respects with ERISA and the Code that are applicable, or intended to be applicable, to such "employee benefit plans". All documents summaries, forms or other information required to be provided to participants in such employee benefit plans or to be filed with or provided to any governmental agency in connection with such plans have been so provided or filed on a timely basis. The Bank does not have any material liability under any such plan.

                  (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Bank (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of the Bank; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                  (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Bank to any director or any officer or employee of the Bank under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (h) The Bank does not maintain any employee benefit plan providing medical or life insurance benefits to released or terminated employees, or dependents thereof, except as may be required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.

         Section 3.13 Title and Related Matters. (a) Except as set forth in DISCLOSURE SCHEDULE 3.13(A), the Bank has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by it or carried under its name on the Financial Statements of the Bank or the Call Reports of the Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial
Statements of the Bank, and the Call Reports of the Bank or incurred in the ordinary course of business after December 31, 1997, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and
(iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that would not in the aggregate have a Material Adverse Effect on the Bank.

                  (b) All agreements pursuant to which the Bank leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). Except as set forth in DISCLOSURE SCHEDULE 3.13(B), the Bank has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

                  (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) DISCLOSURE SCHEDULE 3.14(A) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by the Bank or in which the Bank has any ownership or leasehold interest.

                  (b) DISCLOSURE SCHEDULE 3.14(B) lists or otherwise describes and sets forth each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager, if any, under which the Bank is the lessee or sublessee of any real property and which relates in any manner to the operation of the businesses of the Bank.

                  (c) DISCLOSURE SCHEDULE 3.14(C) lists or otherwise describes with respect to each parcel of leased real property listed on DISCLOSURE SCHEDULE 3.14(B), each and every Consent required to facilitate the full and complete assignment of all right, title and interest of the lessee in such lease or sublease to the Surviving Corporation and the use and operation of such real property by the Surviving Corporation.

                  (d) As to each parcel of real property owned or used by the Bank, the Bank has not received notice of any pending or, to the knowledge of the Bank, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15      Environmental Matters.

                  (a) Each of the Bank, the Participation Facilities (as defined in Section 11.2 of this Agreement), and the Loan Properties (as defined in Section 11.2 of this Agreement) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Bank.

                  (b) There is no litigation pending or, to the knowledge of the Bank, threatened before any court, governmental agency or board or other forum in which the Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined in Section 11.2 of this Agreement) or (ii) relating to the release into the environment of any Hazardous Material (as defined in Section 11.2 of this Agreement) or oil, whether or not occurring or on a site owned, leased or operated by the Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (c) There is no litigation pending or, to the knowledge of the Bank, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (d) To the knowledge of the Bank, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Bank.

                  (e)      To the knowledge of the Bank, during the period of
(i) ownership or operation by the Bank of any of its current properties, (ii) connection by the Bank to any Participation Facility, or (iii) holding by the Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (f) Prior to the period of (i) ownership or operation by the Bank of any of its respective current properties, (ii) connection by the Bank to a Participation Facility, or (iii) holding by the Bank of a security interest in a Loan Property, to the knowledge of the Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

         Section 3.16      Commitments and Contracts.

                  (a) Except as set forth in DISCLOSURE SCHEDULE 3.16(A), the Bank is not a party or subject to any of the following (whether written or oral, express or implied):

                           (i)      any employment contract or understanding
(including any agreements, plans, understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Bank);

                           (ii)     any labor contract or agreement with any
labor union;

                           (iii)    any contract covenants which limit the
ability of the Bank to compete in any line of business or which involve any restriction of the geographical area in which the Bank may carry on its business (other than as may be required by law or applicable regulatory authorities);

                           (iv)     any lease (other than real estate leases
described on DISCLOSURE SCHEDULE 3.14(B)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                           (v)      any other contract or agreement which would
be required to be disclosed in reports filed by the Bank with the FRB, the FDIC or the Department and which has not been so disclosed.

                  (b) Except as set forth in DISCLOSURE SCHEDULE 3.16(B), there is not, under any agreement, lease or contract to which the Bank is a party, any existing default or event of default, or any event which with notice or lapse of time or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

                  (c) DISCLOSURE SCHEDULE 3.16(C) lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which the Bank is a party.


         Section 3.17 Accounting, Tax and Regulatory Matters. To the knowledge of the Bank, the Bank has not taken or agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement, (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the

Code, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 3.18 Registration Obligations. The Bank is not under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. The Bank is presently insured, and during each of the past three (3) calendar years has been insured, against such risks as banks and financial institutions of similar size and are (or would have been) insured in accordance with customary and reasonable business practices. Such policies of insurance are listed and described in DISCLOSURE SCHEDULE 3.20.

         Section 3.21 Labor. No work stoppage involving the Bank is pending as of the date hereof or, to the knowledge of the Bank, threatened. The Bank is not involved in, or, to the knowledge of the Bank, threatened with or affected by, any proceeding asserting that the Bank has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on the Bank. No union represents or claims to represent any employees of the Bank, and, to the knowledge of the Bank, no labor union is attempting to organize employees of the Bank.

         Section 3.22 Compliance with Laws. The Bank has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Bank. Except as disclosed in DISCLOSURE SCHEDULE 3.22, the Bank:

                  (a) is not in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Bank; and

                  (b) has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that the Bank is not in compliance with any laws, regulations, rules, orders or permits which such governmental authority or Regulatory Authority enforces, unless such non-compliance is not reasonably likely to have a Material Adverse Effect on the Bank, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material
                           Adverse Effect on the Bank, (iii) requiring the Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Bank, including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of the Bank at the time such deposits were entered into, (b) the agreements listed in DISCLOSURE SCHEDULE 3.16(A) with respect to
Section 3.16(a)(i) of this Agreement, (c) the loans disclosed in DISCLOSURE
SCHEDULE 3.5 with respect to Section 3.5(iii) of this Agreement, (d) obligations under employee benefit plans of the Bank as set forth in DISCLOSURE
SCHEDULE 3.12, and (e) the items described on DISCLOSURE SCHEDULE 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts. The Bank is not a party to and has not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the Financial Statements of the Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivatives Contracts set forth in DISCLOSURE SCHEDULE 3.24.

         Section 3.25 Deposits. To the best of the Bank's knowledge, none of the deposits of the Bank is a "brokered" deposit or is subject to any encumbrance, legal restraint or other legal process, and no portion of such deposits represents a deposit of any affiliate of the Bank, except as set forth in DISCLOSURE SCHEDULE 3.25.

         Section 3.26 Accounting Controls. The Bank has devised and maintained systems of internal accounting control designed to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as the Bank or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of the Bank is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         Section 3.27 Deposit Insurance. The deposit accounts of the Bank are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "FDIA"); the Bank has paid all regular premiums and special assessments and filed all reports required under the FDIA.

         Section 3.28 Information Statement and Regulatory Filings. None of the information relating to the Bank to be included or incorporated by reference in (i) the proxy statement included in the private placement memorandum to be mailed to the shareholders of the Bank (the "Proxy Statement/PPM"), (ii) the registration statement on Form S-3 covering
SouthTrust Shares issuable
to the holders of Bank Shares in the Merger (the "Post-Effective Registration Statement") or (iii) any other documents or registration statements to be filed with the any Regulatory Authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Post-Effective Registration Statement, if applicable, when it becomes effective and, with respect to the Proxy Statement/PPM, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement/PPM or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any early communication with respect to the solicitation of any proxy, if required. The legal responsibility for the contents of the information supplied by the Bank and relating to the Bank which is either included or incorporated by reference in the Proxy Statement/ PPM, the Post Effective Registration Statement or any other document or registration statement filed with any Regulatory Authority shall be and remain with the Bank.

         Section 3.29 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of the Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF SOUTHTRUST AND ST-BANK


         SouthTrust, ST-Sub (with respect to Section 4.4 only) and ST-Bank (with respect to Sections 4.2 and 4.4 and at the Effective Time of the Merger only) hereby represent and warrant to the Bank as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on SouthTrust. SouthTrust is duly registered as a bank holding company under the Bank Holding Bank Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been delivered to the Bank.

                  (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

                  (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Bank. ST-Bank is, or as of the Effective Time of the Merger will be, a Texas banking corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         Section 4.3 Capitalization. As of March 31, 1998, the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 160,437,557 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been, or as of the Effective Time of the Merger will have been, duly authorized by the Boards of Directors of SouthTrust, ST-Sub and ST-Bank, and no other corporate proceedings on the part of SouthTrust, ST-Sub or ST-Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement, when duly authorized, will be the valid and binding obligation of SouthTrust, ST-Sub and ST-Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought and to principles of public policy. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, the Certificate of Incorporation or the Bylaws of ST-Sub or the Articles of Incorporation or Bylaws of ST-Bank or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents including, but not limited to, those of the Regulatory Authorities referred to herein are duly obtained,
(A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust, ST-Sub or ST-Bank is a party, or by which SouthTrust, ST-Sub or ST-Bank or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust, ST-Sub or ST-Bank or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in DISCLOSURE

SCHEDULE 4.4; and (Y) with respect to (B) and (C) above, such as individually or in the aggregate will not have a Material Adverse Effect on SouthTrust.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to the Bank copies of the consolidated financial statements of SouthTrust as of and for the two (2) fiscal years ended immediately prior to the date of this Agreement, and as of and for the periods ended after the most recent fiscal year and prior to the date of this Agreement. SouthTrust will make available to the Bank, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal period or year of SouthTrust ended after the date of this Agreement and prior to the Effective Time of the Merger, the consolidated financial statements of SouthTrust as of and for such subsequent fiscal period or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                  (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                  (c) Since December 31, 1997, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SouthTrust, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1997 in the ordinary course of business consistent with past practices. Since December 31, 1997, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would have a Material Adverse Effect on SouthTrust.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 1997, there has not been any Material Adverse Effect on SouthTrust, and, to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a Material Adverse Effect on SouthTrust in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on DISCLOSURE SCHEDULE 4.7 hereto, or as disclosed in any registration statement filed by SouthTrust with the SEC and made available to the Bank hereunder, SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) the approval of this Agreement by the respective shareholders of ST-Bank and the Bank; (iii) the filing of Articles of Merger with the Department; and (iv) as set forth on DISCLOSURE SCHEDULE 4.9, no Consents of any person are necessary in connection with the execution and delivery by SouthTrust and ST-Bank and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Accounting, Tax, Regulatory Matters. SouthTrust has not taken or agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code, (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 4.11 Information Statement and Regulatory Filings. None of the information relating to SouthTrust or any of its subsidiaries to be included or incorporated by reference in (i) the proxy statement included in the Proxy Statement/PPM, (ii) the Post-Effective Registration Statement, or
(iii) any other documents or registration statements to be filed with any Regulatory Authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents or other registration statements are filed with any Regulatory Authority and, in the case of the Post-Effective Registration Statement, if applicable, when it becomes effective and, with respect to the Proxy Statement/PPM, when mailed, be false or misleading with respect to any material fact, or admits to state any material fact necessary in order to make statements therein not misleading or, in the case of the Proxy Statement/PPM or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact or admit to state any material fact necessary to correct any statement in any early communication with respect to the solicitation of any proxy, if required. The legal responsibility for the contents of the information supplied by SouthTrust and its subsidiaries relating to SouthTrust and its subsidiaries which is either included or incorporated by reference in the Proxy Statement/PPM, the Post-Effective Registration Statement, or any other document or registration statement filed with any Regulatory Authority shall be and remain with SouthTrust.

         Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor any of its subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.13 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1994, other than registration statements on Form S-3 and S-8 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, (ii) did not at the time they were filed

(or if amended or superseded by a prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make the statements in such SouthTrust SEC Reports, in the light of the circumstances under which they were made, not misleading.

         Section 4.14 Compliance with Laws. SouthTrust has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in DISCLOSURE SCHEDULE 4.14,
SouthTrust:

                  (a) is not in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on SouthTrust; and

                  (b) has not received a notification or communication from any agency or department or federal, state or local government or the Regulatory Authorities or the staff thereof, (i) asserting that SouthTrust is not in compliance with any laws, regulations, rules, orders or permits which such governmental authority or Regulatory Authority enforces, where such non-compliance is reasonably likely to have a Material Adverse Effect on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust, including, without limitation, any restrictions on the payment of dividends.

         Section 4.15 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE V

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of the Bank. (a) During the period from the date of this Agreement to the Effective Time of the Merger, the Bank shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking and business principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Bank or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                  (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Bank shall not, without the prior written consent of SouthTrust:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of the Bank;

         (ii) change the number of shares of the authorized, issued or outstanding capital stock of the Bank, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Bank, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Bank;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on June 30, 1998 and disclosed in a Disclosure Schedule delivered pursuant to
                  Article III of this Agreement or in the annexed DISCLOSURE
                  SCHEDULE 5.1(B)(IV) and other than expenditures necessary to maintain existing assets in good repair, provided, that the Bank will notify SouthTrust of such expenditures;

         (v) except as disclosed on DISCLOSURE SCHEDULE 5.1(B)(V) sell, transfer, convey or otherwise dispose of any parcel of real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $50,000 for each such parcel or interest;

         (vi) except as provided for elsewhere in this Agreement, pay any bonuses to any executive officer except pursuant to the terms of an enforceable written agreement described in DISCLOSURE
                  SCHEDULE 5.1(B)(VI); enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person, except as may be required by law and except as contemplated by this Agreement; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law or to maintain the tax qualified status of any such plan; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions) relating to the Bank that involves an aggregate of $25,000;

         (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with the Bank's past practices;

         (ix) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract;

         (x) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving the Bank which has been approved in advance in writing by SouthTrust,
                  (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement; or

         (xi) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against the Bank for material money damages or restrictions upon any of its operations.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Bank will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of the Bank. The Bank will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Bank, the institution or the threat of material litigation, claims, threats or causes of action involving the Bank, and will keep SouthTrust fully informed of such events. The Bank will furnish to SouthTrust, promptly after the preparation and/or receipt by the Bank thereof, copies of its unaudited periodic financial statements and call reports for all applicable fiscal periods of the Bank ended after the date of this Agreement and prior to the Closing Date and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of the Bank and the Call Reports of the Bank.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Bank, shall permit SouthTrust or its agents reasonable access, during normal business hours, to the properties of the Bank, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Bank, shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Bank's accountants. The Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Bank, shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Bank.

                  (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of the Bank Shareholders. The Bank will take all steps necessary under applicable laws to obtain the approval of its shareholders of this Agreement and the transactions contemplated herein, including, if necessary, giving notice of, convening and holding a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of the Bank will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and the Bank will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. The Bank, acting through any director or officer or other agent shall not now, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by the Bank, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to the Bank. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Bank or for the acquisition of a significant equity interest in the Bank, or for the acquisition of a significant portion of the assets of the Bank.

         Section 5.6 Affiliates. Concurrently with the execution of this Agreement, the Bank shall deliver to SouthTrust a letter identifying all persons who are anticipated to be, at the time this Agreement is submitted for approval to the shareholders of the Bank, "affiliates" of the Bank for purposes of Rule 144 under the Securities Act. The Bank shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, substantially in the form of
EXHIBIT 5.6, providing that such person will not sell, pledge, transfer, or otherwise dispose of the Bank Shares held by such person, except as contemplated by such agreement or by this Agreement, and will not sell, pledge, transfer or otherwise dispose of the SouthTrust shares to be received by such person upon consummation of the Merger except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Bank have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of the Bank in exchange for the Bank Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Bank have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.6.

         Section 5.7 Maintenance of Properties. The Bank, will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.8 Environmental Audits. At the written request and expense of SouthTrust, which request will be timely made, the Bank will, with respect to each parcel of real property that the Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.9 Title Insurance. At the written request and expense of SouthTrust, which request will be timely made, the Bank will, with respect to each parcel of real property that the Bank, owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.10 Surveys. At the written request and expense of SouthTrust, which request will be timely made, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.9, the Bank, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.11 Consent to Assign and Use Leased Premises. With respect to the leases disclosed or DISCLOSURE SCHEDULE 3.14(B), the Bank will use its best efforts to obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of the Bank to the Surviving Corporation to permit the use and operation of the leased premises by the Surviving Corporation.

         Section 5.12 Conforming Accounting and Reserve Policies and Accruals. At the written request of SouthTrust, the Bank shall immediately prior to the Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform the Bank's loan, accrual, reserve and other accounting policies to the policies of SouthTrust and its affiliates, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on the Bank. The Bank agrees that, as of the Closing Date, it will have fully accrued, on a prorata basis, all amounts required to be accrued by it pursuant to the profit sharing plan in place at the date of this Agreement.

         Section 5.13 Publicity. Except as otherwise required by law or the rules of the NASDAQ/ NMS, so long as this Agreement is in effect, neither the Bank nor SouthTrust shall, nor shall SouthTrust permit any of its respective subsidiaries or affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any other public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

         Section 5.14 Compliance Matters. Prior to the Effective Time of the Merger, the Bank shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Bank, including compliance with Regulations Z and CC of the FRB); provided that SouthTrust shall not be responsible for discovering or have any obligation to disclose the existence of such defects to the Bank nor shall SouthTrust have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.15 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Bank will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.


         Section 5.16 Bonuses. As of the Effective Time of the Merger, the bonus plan described in DISCLOSURE SCHEDULE 5.1(B)(IV) (the "Bonus Plan") shall, to the extent of any bonus payments required to be made thereunder for the year ending December 31, 1998, be assumed by SouthTrust, except that if the transactions contemplated by this Agreement are consummated, bonuses under the Bonus Plan for the year ending December 31, 1998 shall be paid to employees of the Bank, who are otherwise entitled to receive a bonus thereunder (the "Eligible Employees"), at such time as bonuses in respect of such year are paid to employees of SouthTrust pursuant to similar plans maintained by SouthTrust. Notwithstanding the foregoing, if, after the Effective Time of the Merger but prior to the date (as modified above) that a bonus under the Bonus Plan is due to be paid, an Eligible Employee ceases to be an employee of the Bank, such Eligible Employee shall be entitled to receive, within 30 days of the date of such cessation of employment, such Eligible Employee's pro rata portion of the bonus payment required to be paid under the Bonus Plan for the year ending December 31, 1998, provided that in no event shall a bonus be paid to an Eligible Employee under the Bonus Plan if such Eligible Employee is terminated by the Bank, ST-Bank or SouthTrust for "cause." For purposes of this Section 5.16(b), the term "cause" shall mean (i) material dishonesty or similar conduct by an Eligible Employee, including embezzlement or theft of money or property by the Eligible Employee, (ii) an Eligible Employee's continued or repeated failure to perform the Eligible Employee's duties as an employee of the Bank, including negligence or recklessness in the performance of such duties, and
(iii) an Eligible Employee's failure to follow the reasonable instructions of (or to discharge or perform satisfactorily the duties assigned to the Eligible Employee by) the Board of Directors of the Bank or any authorized executive officer of the Bank.



                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including, but not limited to, attempting to obtain all necessary Consents, and the completion, execution and filing of applicable Articles of Merger with the Department to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Promptly following the execution and delivery of this Agreement, SouthTrust and the Bank shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Bank. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                  (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Bank, or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                  (b) The parties agree that, except as otherwise provided in paragraph (c) below, appropriate steps shall be taken to terminate all employee benefit plans of the Bank, as of the Effective Time of the Merger or as promptly as practicable thereafter, provided, however, that SouthTrust may, at its option, continue to maintain and operate any or all of the employee benefit plans of the Bank after, and for any period of time after, the Effective Time of the Merger. Following the termination of all such plans, and except as otherwise provided in Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of the Bank who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                           (i) with respect to SouthTrust's group medical
                  insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the Bank's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year; and

                           (ii) credit for each such employee's past service
                  with the Bank, prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                    (A)      determining vacation and sick leave
                           benefits and accruals, in accordance with the established policies of SouthTrust;

                                    (B)      except as otherwise provided in
                           paragraph (c) below, establishing eligibility for participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, Past Service Credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust; and

                                    (C)      determining satisfaction of
                           applicable waiting periods under said plans for pre-existing conditions.

                  (c) The parties further agree that any existing 401(k) plan of the Bank will either be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "ST PS Plan") effective as of January 1 of the year following the Effective Time of the Merger or, if so elected by SouthTrust, terminated as of 12:00 p.m. of the day immediately preceding the Effective Time of the Merger. The determination as to whether the 401(k) plan shall be terminated or merged into the ST PS Plan shall be made by SouthTrust. From and after January 1 following the Effective Time of the Merger for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the ST PS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") employment by the Bank shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 6.4 Indemnification. (a) The Bank agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act or the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                  (b) For a period of three (3) years after the Effective Time of the Merger, SouthTrust shall indemnify, defend and hold harmless each person entitled to indemnification from the Bank (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement (to the same extent and subject to the conditions set forth in the Bank's and the Bank's Articles of Incorporation and Bylaws, in each case as in effect on the date hereof.

                  (c) After the Effective Time of the Merger, directors, officers and employees of the Bank, the Bank, except for the indemnification rights provided for in this Section 6.4 above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate or Certificate or Articles of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

         (d) SouthTrust shall use its best efforts (and the Bank shall cooperate prior to the Effective Time of the Merger in these efforts) to maintain in effect for a period of three (3) years after the Effective Time of the Merger the Bank's existing directors' and officers' liability insurance policy (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of the Bank (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that SouthTrust shall not be obligated to make premium payments for such three (3)-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to the Bank's and the Bank's directors and officers, 150% of the annual premium payments on the Bank's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SouthTrust shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                  (e) If SouthTrust or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing and surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of SouthTrust shall assume the obligations set forth in this Section 6.4.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with the Bank and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statements. Within ten (10) business days after the Effective Time of the Merger, SouthTrust shall prepare and cause the Post-Effective Registration Statement to be filed with the SEC, provided, however, that if information relating to the Bank, its agents or representatives, including its shareholders, has not been supplied or has not been supplied sufficiently in advance to permit SouthTrust to file the Post-Effective Registration Statement within the required period of time, the ten business day period will not commence until the last date such required information was provided to SouthTrust by, for or on behalf of the Bank. SouthTrust shall provide a copy of the Post-Effective Registration Statement, in its then current form, to the Bank within the five
(5) business day period prior to the Closing Date. SouthTrust shall use its best efforts to cause the Post-Effective Registration Statement to be declared effective under the Securities Act within forty five (45) days of the Effective Time of the Merger and will use its best efforts to maintain the effectiveness of the Post-Effective Registration Statement for a period of two (2) years following the Effective Time of the Merger to permit the shareholders of the Bank who receive SouthTrust Shares in the Merger to sell such SouthTrust Shares through the NASDAQ/NMS. The Post-Effective Registration Statement will, at the time it becomes effective, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC under the Securities Act. The Bank will promptly furnish to SouthTrust the information required to be included in the Post-Effective Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary (i) to pay the consideration contemplated in this Agreement and (ii) to comply with the provisions of Section 2.2(b). If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.


                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust, ST-Sub and ST-Bank, on the one hand, and the Bank, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Bank and the sole shareholder of ST-Sub and ST-Bank.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or the Bank, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of SouthTrust or the Bank, as the case may be.

         Section 7.4 Registration Statement. The registration statement on Form S-4, if applicable, shall have been declared effective by the SEC, no stop order suspending the effectiveness of such registration statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of such registration statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.



                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                         SOUTHTRUST, ST-SUB AND ST-BANK


         The obligations of SouthTrust, ST-Sub and ST-Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of the Bank set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct as of the date of this Agreement and shall be true and correct as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. The Bank shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. The Bank shall have delivered to SouthTrust a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Bank under
Article III of this Agreement.

         Section 8.4 Certified Resolutions. The Bank shall have delivered to SouthTrust certified copies of resolutions duly adopted by the Board of Directors of the Bank in reasonable detail as SouthTrust's counsel shall request, and certified copies of all applicable documents evidencing the approval by the shareholders of the Bank as is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 8.5 Absence of Adverse Facts. No Material Adverse Effect or any fact, event or condition which could reasonably be expected to result in a Material Adverse Effect on the Bank and no fact, event or condition which could render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ/NMS, the New York Stock Exchange or any other national securities exchange, shall have occurred between the date of this Agreement and the Effective Time of the Merger.

         Section 8.6 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Jenkens & Gilchrist, P.C. or other counsel to the Bank acceptable to SouthTrust in substantially the form set forth in EXHIBIT
8.6 hereof.

         Section 8.7 Consents Under Agreements. The Bank shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Bank (other than all Consents listed on DISCLOSURE SCHEDULE 3.14(C)) under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.8 Consents Relating to Leased Real Property. The Bank shall have delivered evidence that each Consent set forth in DISCLOSURE
SCHEDULE 3.14(C) shall have been obtained by the Bank.

         Section 8.9 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of the Bank or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Bank or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks under similar circumstances.

         Section 8.10 Dissenters. The holders of not more than five percent (5%) of the outstanding the Bank Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 8.11 Increase in Borrowing. As of the date of any Financial Statement of the Bank and any Call Report of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Bank, and the Call Reports of the Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of
Section 3.5 and as set forth on DISCLOSURE SCHEDULE 3.5.

         Section 8.12 Pooling. SouthTrust shall not have received an opinion from its independent accountants determining that, after taking into account the holders of the outstanding Bank Shares who shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair value of their shares, the transactions contemplated by this Agreement fail to qualify for pooling of interests accounting treatment.


                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF THE BANK


         The obligation of the Bank to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust, ST-Sub and ST-Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 9.2 Performance of Obligations. SouthTrust shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust shall have delivered to the Bank a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust, ST-Sub and ST-Bank, as appropriate, under Article IV of this Agreement.

         Section 9.4 Certified Resolutions. SouthTrust, ST-Sub and ST-Bank shall have delivered to the Bank certified copies of resolutions duly adopted by the Board of Directors of SouthTrust, ST-Sub and ST-Bank and certified of resolutions duly adopted by the sole shareholders of ST-Bank and ST-Sub evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case, in such reasonable detail as the Bank's counsel shall request.

         Section 9.5 Absence of Adverse Facts. No Material Adverse Effect or any fact, event or condition which could reasonably be expected to result in a Material Adverse Effect on SouthTrust on a consolidated basis shall have occurred between the date of this Agreement and the Effective Time of the Merger.

         Section 9.6 Consents Under Agreements. SouthTrust and ST-Bank shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Bank, individually or in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

         Section 9.7 Opinion of Counsel. The Bank shall have received the opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust substantially the form set forth in EXHIBIT 9.7.

         Section 9.8 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.9 Tax Opinion. The Bank shall have received an opinion of Jenkens & Gilchrist, P.C. or the Bank's independent public accountants, on or before the date on which the Proxy Statement/PPM of the Bank is to be mailed to holders of the Bank Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of the Bank to the extent that they receive SouthTrust Shares in exchange for their the Bank Shares in the Merger.



                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                  (a) by the mutual consent in writing of the Board of Directors of SouthTrust and the Bank; or

                  (b) by the Board of Directors of SouthTrust or the Bank if the Merger shall not have occurred on or prior to November 30, 1998, or on such other date as may be mutually agreed to by SouthTrust and the Bank, provided that the failure to consummate the Merger on or before such date is not as a result of any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                  (c) by the Board of Directors of SouthTrust or the Bank (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty, or a material breach of any covenant or agreement of the other party contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy or breach;

                  (d) by the Board of Directors of SouthTrust or the Bank (provided that the terminating party is not done in breach in any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement; or

                  (e) by the Board of Directors of SouthTrust or the Bank in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated in this Agreement shall have been denied by final non-appealable action of such Regulatory Authority or if any action taken by such Regulatory Authority is not appealed within the time limit for appeal, or (ii) the shareholders of the Bank fail to vote their approval of this Agreement and the Merger and the transactions contemplated in this Agreement as required by applicable law including, but not limited to, at any shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (f) by the Bank pursuant to Section 1.2(b) of this Agreement.



         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall terminate and become void, without liability on behalf of any party, and have no effect except that the breaching party shall not be relieved of any liability for an incurred willful breach of any representation, warranty, covenant or agreement giving rise to such termination and except that the provisions described in Section 10.5 below shall survive any such termination; provided, however, that in the event of a breach of any representation or warranty where such breach does not involve a knowing misrepresentation, the sole remedy for such breach shall be termination of this Agreement.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, ST-Bank and the Bank.

         Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Bank, on the one hand, and the Bank, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Bank or the Bank shall not survive the Effective Time of Merger, provided, however, that (a) Sections 5.3(b), 6.3(b), 6.4 and 6.6 of this Agreement shall survive the Effective Time of the Merger, and (b) any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Bank, or the Bank (or directors and officers thereof in their capacities as such) shall survive the Effective Time of the Merger; provided that no representation, warranty or agreement of SouthTrust, ST-Bank, or the Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Bank, on the one hand, and the Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Bank, or the Bank and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                   ARTICLE XI

                                  MISCELLANEOUS


         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub, ST-Bank and the Bank with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

                  "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any agreement, contract, lease, permit, law, regulation or order.

                  "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by the Bank or in which the Bank holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which the Bank has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board) (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties and their respective bank subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                  "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, but shall exclude any change with respect to, or effect on, such party resulting from changes in general economic conditions and changes in prevailing interest and deposit rates.

         Section 11.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:
                  If to the Bank:

                           SecurityBank Texas
                           1521 North Cooper Street, Suite 100
                           Arlington, Texas 76011
                           Attention: Morrie B. Minshew
                           Fax:  (817) 277-0058

                  With a copy to:

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention: Charles E. Greef, Esq.
                           Fax (214) 855-4300

                  If to ST-Bank or SouthTrust, then to:

                           SouthTrust Corporation
                           420 North 20th Street
                           Birmingham, Alabama 35203
                           Attention: Alton E. Yother
                           Fax (205) 254-5022
                  with a copy to:

                           Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                           Birmingham, Alabama 35203
                           Attention:  C. Larimore Whitaker, Esq.
                           Fax (205) 251-8800

                  All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.4 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.5 Costs and Expenses. Expenses incurred by the Bank on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.6 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.8 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Texas without respect to its conflicts of laws principles.

         Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

         Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in this Agreement where reference to it is made. Any matter disclosed in any of the Schedules to this Agreement shall be deemed incorporated by reference into each other schedule thereto and disclosure in each such schedule.

         Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof," "herein," and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including," "included," "such as," or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements. Unless expressly provided otherwise in this Agreement, references to a party's "judgment" mean that party's reasonable judgment, and references to the "approval" or "consent" of a party mean that party's approval or consent which shall not be unreasonably withheld.

         Section 11.13 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Dallas, Texas, by one (1) arbitrator (unless the parties mutually agree to accept multiple arbitrators) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The cost of any such arbitration shall be borne equally by the parties involved unless the arbitrator(s) deem such division of costs to be inequitable, in which event the arbitrator(s) may allocate the costs of arbitration among the parties thereto as they deem just and equitable under the circumstances. The determination of the arbitrators shall be conclusive upon the parties to the arbitration.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]                                   SECURITYBANK TEXAS


                                            By:
                                               ---------------------------------
ATTEST:                                     Name:
                                                 -------------------------------
By:
   ----------------------------
Name:
     --------------------------
Its:
    --------------------------

[CORPORATE SEAL]                                   SOUTHTRUST BANK OF TEXAS


                                            By:
                                               ---------------------------------
ATTEST:                                     Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------
By:
   ---------------------------
Name:
     --------------------------
Its:
    --------------------------

[CORPORATE SEAL]                                   SOUTHTRUST CORPORATION


                                            By:
                                               ---------------------------------
ATTEST:                                     Name:
                                                 -------------------------------
                                            Its:
By:                                             --------------------------------
   ---------------------------
Name:
     -------------------------
Its:
    --------------------------

[CORPORATE SEAL]                                   SOUTHTRUST OF ALABAMA, INC.


                                            By:
                                               ---------------------------------
ATTEST:                                     Name:
                                                 -------------------------------
                                            Its:
By:                                             --------------------------------
   ---------------------------
Name:
     -------------------------
Its:
    --------------------------
                                       44